Exhibit 10.11b

HORACE MANN SERVICE CORPORATION
EXECUTIVE SEVERANCE PLAN

SCHEDULE A PARTICIPANTS

NAME OR TITLE	EFFECTIVE DATE OF
PARTICIPATION*

TIER I PARTICIPANTS
President and CEO	May 16, 2013

TIER II PARTICIPANTS
EVP and CFO	October 1, 2024
EVP, Finance Transformation(1)	May 23, 2017
EVP and COO(2)	May 25, 2023
EVP, General Counsel and Chief Administrative Officer	December 3, 2019

TIER III PARTICIPANTS
SVP, Chief Actuarial and Strategy Officer	April 6, 2016

*Subject to acceptance within 30 days of effective date of participation.
(1) Mr. Conklin, Executive Vice President, Finance Transformation, retired from the Company effective January 2, 2026.
(2) As disclosed in the Report on Form 8-K filed on August, 10, 2025, Mr. McAnena stepped down from his officer position with Horace Mann and left the Company effective March 1, 2026.

Last updated: April 6, 2026